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                                                                     EXHIBIT 2.2



             SOUTH FLORIDA BANKING CORP. INCENTIVE OPTION PLAN, AS AMENDED JULY 19, 1993 AND NON-QUALIFIED STOCK OPTION
             PLAN FOR DIRECTORS (NON-EMPLOYEES).



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                           SOUTH FLORIDA BANKING CORP.

                           INCENTIVE STOCK OPTION PLAN

                       AS AMENDED EFFECTIVE JULY 19, 1993


1.       PURPOSE OF PLAN

         The purpose of the South Florida Banking Corp. Incentive Stock Option Plan (hereinafter called the "Plan") is to aid South Florida Banking Corp. (hereinafter called the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock. As used in the Plan, the term "subsidiaries" shall mean all of the corporations (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time in question, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of the stock in one of the other corporations in such chain.

2.       STOCK SUBJECT TO THE PLAN

         The total number of shares of Common Stock of the Company that may be optioned under the Plan is 140,000. They may consist, in whole or in part, of unissued shares or treasury shares. Any unpurchased shares optioned hereunder that shall cease to be subject to the option may again be optioned under the Plan.

3.       ADMINISTRATION

         The Board of Directors of the Company shall appoint an option Committee (hereinafter called the "Committee") consisting of three or more members of the Board of Directors, who shall administer the Plan and serve at the pleasure of the Board. No member of the Committee shall be eligible to participate in the Plan while serving on the Committee nor shall he have been at any time within one year prior to his appointment eligible for selection as a person to whom shares might have been awarded or optioned pursuant to the Plan or to whom stock options or stock of the Company or any of its affiliates may have been granted pursuant to any other plan of the Company or its affiliates. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the options to be granted, to interpret the Plan and options granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and the options, including rules with respect to limitations on the utilization of shares of Common Stock of the Company in full or part payment of the option price under paragraph 6(d) of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may






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be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. The Committee shall not have the authority to adopt any rules or regulations which impair the rights of any holder of an outstanding option without his consent. Committee decisions and selections shall be made by a majority of its members present at a meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held. Said Committee shall fully weigh the recommendations of any of its subsidiaries.

4.       ELIGIBILITY

         Key employees, including officers, of the Company and its subsidiaries (but excluding members of the Committee) who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to be granted options under the Plan. The employees who shall receive options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the option or options granted to each such employee selected.

5.       LIMITATIONS

         No option may be granted under the Plan after January 29, 1998, but options theretofore granted may extend beyond that date.

6.       TERMS AND CONDITIONS OF STOCK OPTIONS

         All options under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

         (a) The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Company's Common Stock at the time the option is granted. The fair market value shall be the closing price at which shares of such stock are traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the day on which the option is granted. If there is no sale of the shares on NASDAQ on the date the option is granted, the mean between the bid and asked prices on NASDAQ at the close of the market on such date shall be deemed to be the fair market value of the shares. In the event that the method for determining the fair market value of the shares provided for in this Paragraph 6(a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

         (b) Each option shall be exercisable during and over such period, ending not later than five years from the date it was granted, as may be determined by the Committee and stated in the option.


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         (c) No option shall be exercisable during the year ending on the first anniversary date of the granting of the option, except as provided in the option or in Paragraphs 6(f), 6(g) and 10 of the Plan.

         (d) Each option may be exercised by giving ten days written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment (except for taxes, which shall be in cash or such other consideration as shall be approved by the Committee) shall be (i) in cash, or (ii) in shares of Common Stock of the Company already owned by the optionee (the value of such Stock shall be the closing price at which shares of the Company's Common Stock are traded on NASDAQ on the last business day before the day on which the option is exercised), or (iii) by a combination of cash and shares of Common Stock of the Company. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his option until he has given written notice of exercise of his option, paid in full for such shares and, if requested, given the representation described in Paragraph 7 of the plan.

         (e) Unless otherwise provided in the option, if an optionee's employment by the Company or a subsidiary terminates by reason of his retirement, his option may thereafter be exercised to the extent to which it was exercisable at the time of his retirement but may not be exercised after the expiration of the period of three months from the date of such termination of employment or of the stated period of the option, whichever period is the shorter, provided, however, that if the optionee dies within three months after such termination of employment, any unexercised option, to the extent to which it was exercisable at the time of his death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under a last will for a period of one year from the date of retirement.

         (f) Unless otherwise provided in the option, if an optionee's employment by the Company or a subsidiary terminates by reason of his permanent disability, his option shall immediately become fully exercisable, but may not be exercised after the expiration of the period of one year from the date of such termination of full employment or of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within a period of one year after such termination of employment, any unexercised option, to the extent to which it was exercisable at the time of his death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under a last will at any time during the remaining duration of the one year period.

         (g) Unless otherwise provided in the option, if an optionee's employment by the Company or a subsidiary terminates by reason of his death, his option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the option under a last will, and for a period of one year from the date of his death or the expiration of the stated period of the option, whichever period is the shorter.

         (h) Unless otherwise provided in the option, if an optionee's employment terminates for any reason other than death, retirement or permanent disability, his option shall thereupon terminate.


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         (i) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him or, if he is legally incompetent, by his legal representative.

         (j) The options granted hereunder are intended to be incentive stock options (as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended). Accordingly, (i) the aggregate fair market value (determined at the time an option is granted) of the stock of the Company covered by any such incentive stock options which may be exercisable for the first time by any optionee during any calendar year (under all Incentive Stock Option Plans of the Company and its subsidiaries) shall not exceed $100,000, and (ii) no option shall be granted under the Plan to any employee who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate unless the purchase price under such option is at least 110% of the fair market value of the stock at the date of the grant and such option is not exercisable after the expiration of five years from the date of its grant.

7.       INVESTMENT REPRESENTATION

         Upon any distribution of shares of Common Stock of the Company pursuant to any provision of the Plan, the distributee may be required to represent in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificates for such shares may include any legend which the Committee deems appropriate. In the absence of the Company's registration pursuant to the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Plan, it is expressly understood that such shares are "restricted securities" pursuant to Rule 144 of the Securities Act of 1933, as amended, and, as such, may not be sold for a period of two years from the date of exercise of an option granted pursuant to the Plan, and must be sold in accordance with the provisions of Rule 144 upon expiration of such two year period.


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8.       TRANSFER, LEAVE OF ABSENCE

         For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and
(b) a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of employment.

9.       RIGHTS OF EMPLOYEES AND OTHERS

         (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

         (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.

         (c) Except as specifically provided in the Plan, no person shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien the benefits to which he is entitled thereunder, and benefits under the Plan shall not be subject to adverse legal process of any kind. No prohibited assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind will be recognized by the Committee.

10.      CHANGES IN CAPITAL

         If the outstanding Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and option prices shall not be adjusted as a result. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, any outstanding options hereunder shall terminate, provided that each employee holding an option shall, in such event, if no provision has been made for a substitution pursuant to the following sentence, have the right immediately prior to such dissolution, liquidation, merger, consolidation, sale of assets or reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation, but the holders of its Common Stock receive securities of another corporation, to exercise any unexpired option in whole or in part without regard to the date on which such option otherwise would be first exercisable. Nothing herein contained in this Paragraph 10 shall prevent the substitution of a new option by the surviving corporation. The existence of the Plan or of options hereunder shall not in any way prevent any transaction described herein and no holder of an option shall have the right to prevent any such transaction.

11.      USE OF PROCEEDS


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         Proceeds from the sale of shares pursuant to options granted under this
Plan shall constitute general funds of the Company.

12.      AMENDMENTS

         The Board of Directors may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the Internal Revenue Code of 1986, as amended, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option theretofore granted, without his consent, or which, without the approval of the Company's shareholders, would:

         (a) Except as provided in Paragraph 10 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

         (b) Decrease the option price of an option to less than 100% of the fair market value on the date of the granting of the option.

         (c) Extend the duration of the Plan.

         The Committee may amend the terms of any option theretofore granted, retroactively or prospectively, and may also substitute new stock options for previously granted options, including previously granted options having higher option prices, but no such amendment shall impair the rights of any holder of an outstanding option without his consent.


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                         NON-QUALIFIED STOCK OPTION PLAN
                          FOR DIRECTORS (NON-EMPLOYEES)

1.       PURPOSE

         The Non-Qualified Stock Option Plan for Directors (Non-Employees) (the "Plan") is intended to enable South Florida Banking Corp. (the "Company") to attract and retain capable non-employee Directors to the service of the Company and its subsidiaries and to provide them with incentives to promote the best interests of the Company by enabling them and encouraging them, through the grant of non-statutory stock options, to acquire Company stock. Non-statutory stock options are sometimes hereinafter referred to individually as an "Option" and, collectively as the "Options".

2.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Board").

         The Board shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its subsidiaries, the Company's stockholders, and directors of the Company and its subsidiaries and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.       ELIGIBILITY

         The Directors eligible to participate in the Plan shall be those Directors of the Company and its subsidiaries who are not employed by the Company, or its subsidiaries. A Director eligible to receive options under the Plan is hereinafter referred to as "Eligible Director".

4.       STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Section 8 hereof, 25,000 shares of the Company's Common Stock, par value $1.00 per share ("Shares"), shall be available for the grant of options under the Plan. Shares issuable under the Plan may be authorized but unissued Shares or reacquired Shares, as the Board shall determine.

         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.


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5.       LIMITATIONS

         No options may be granted after December 31, 2003 provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or are terminated in accordance with the Plan.

6.       GRANTS, TERMS AND CONDITIONS OF OPTIONS

         On the date of each annual meeting of stockholders, commencing in 1994, each director of the Company and its subsidiaries who is not employed by the Company or its subsidiaries and who will be continuing in office after the annual meeting of stockholders on which date the Option is granted, shall automatically be granted an Option to purchase 500 Shares of the Common Stock of the Company. However, an Eligible Director serving as a director of both the Company and any of its subsidiaries will be entitled to Options to purchase only 500 shares. Options granted pursuant to this Plan shall be subject to the following terms and conditions, and such further terms and conditions as are not inconsistent with the provisions of this Plan as determined by the Board.

         (a) Price. The option price per Share under each Option granted under the Plan shall be determined and fixed by the Board at the lesser of the book value per Share as of the preceding December 31 or the market price of the Shares at the close of business on the day preceding the date of grant.

         (b) Term. The duration of each Option shall be five (5) years from the date of grant, except as set forth below.

         (c) Exercise and Payment. Each Option granted to each Optionee shall become immediately exercisable in whole or in part. The purchase price shall be payable in cash or shares of Common Stock of the Company (the value of which shall be the closing price at which the shares are traded on the last business day prior to the day on which the Option is exercised) or by a combination of cash and shares of Common Stock of the Company.

         (d) Termination of Board Representation. If the Optionee should cease being a Board member, such Option must be exercised within the earlier of (i) ninety (90) days from the date of termination or (ii) the expiration date of such Option.

         (e) Death of Optionee. If an Optionee dies prior to the expiration date of his Option, such Option may be exercised, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, at any time prior to the earlier of (i) one (1) year following the date of the Optionee's death, or (ii) the expiration date of such Option.


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         (f) Exercise Upon Disability. If an Optionee's directorship terminates by reason of a permanent disability, the Optionee must exercise such Option in whole or in part within the earlier of (i) 12 months following the date that the Optionee became permanently disabled, or
         (ii) the expiration date of the Option. An Optionee is permanently disabled if the Board determines he is unable to serve as a member of the Board by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         (g) Transferability. No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

         (h) Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the issuance of a stock certificate to him representing such Shares.

         (i) Sequential Exercise of Options. Options granted under the Plan shall be exercisable at the discretion of the Optionee without regard to the price or the date of grant of any other outstanding Option which was granted under this Plan or any other plan of the Company or a related corporation, or a predecessor of the Company or a related corporation before or after the granting of such Option to the same Optionee to purchase Shares, or to purchase stock in a corporation which (at the time of granting of such option) was a related corporation or to purchase stock in a predecessor corporation of the Company or a related corporation.

         (j) Option Agreement and Further Conditions. As soon as practicable after the grant of an option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall state the number of Shares to which the Option pertains.

         (k) Withholding. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

7.       INVESTMENT PURPOSES

         Each Optionee or his legal representative or beneficiaries, may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment not with a view to distribution and certificates representing such Shares may be legended accordingly. Such Shares shall be transferable thereafter only if the proposed transfer is permissible under the Plan and the Option and if, in the opinion of counsel (who shall be satisfactory to the Company), such transfer shall at such time be in compliance with applicable securities laws.


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8.       CHANGES IN CAPITAL

         If the outstanding Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and option prices shall not be adjusted as a result. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, any outstanding options hereunder shall terminate, provided that each director holding an option shall, in such event, if no provision has been made for a substitution pursuant to the following sentence, have the right immediately prior to such dissolution, liquidation, merger, consolidation, sale of assets or reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation, but the holders of its Common Stock receive securities of another corporation, to exercise any unexpired option in whole or in part without regard to the date on which such option otherwise would be first exercisable. Nothing herein contained in this Paragraph 8 shall prevent the substitution of a new option by the surviving corporation. The existence of the Plan or of options hereunder shall not in any way prevent any transaction described herein and no holder of an option shall have the right to prevent any such transaction.

9.       TERMINATION, AMENDMENT OR DISCONTINUANCE OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued under the Plan (other than an increase reflecting a stock split, share combination or similar change in capitalization of the Company), change the class of those eligible to receive Options under the Plan, or extend the term of the Plan without the approval of the stockholders of the Company.

10.      ABSENCE OF RIGHTS

         The granting of an Option to an Eligible Individual shall confer no rights of any sort except such rights as are contained in this Plan and the Option Agreement.

11.      NO OBLIGATION TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.


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12.      EFFECTIVE DATE

         The effective date of the Plan shall be January 1, 1994.


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